UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/18/2009

Stream Global Services, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33739

Delaware	26-0420454
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

20 William Street, Suite 310
Wellesley, MA 02481
(Address of principal executive offices, including zip code)

(781) 304-1800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 18, 2009, Stephen C. Farrell, the Executive Vice President and Chief Financial Officer (principal financial and accounting officer) of Stream Global Services, Inc. ("Stream"), notified Stream that he is resigning from the company effective May 29, 2009. Mr. Farrell is leaving Stream to pursue other interests and does not have any dispute or disagreement with the company. Stream is not paying Mr. Farrell any severance or termination-related benefits.

Stream's Board of Directors has appointed R. Scott Murray, Stream's President and Chief Executive Officer, as interim Chief Financial Officer (principal financial and accounting officer) effective May 29, 2009. Information about Mr. Murray's business experience and related transactions appears in the "Our Board of Directors" and "Certain Relationships and Related Transactions" sections of Stream's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2009, which sections are incorporated into this Report by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stream Global Services, Inc.

Date: May 22, 2009	By:	/s/ R. Scott Murray
R. Scott Murray
President and Chief Executive Officer